UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2014

Astrotech Corporation

(Exact name of registrant as specified in its charter)

Washington	001-34426	91-1273737
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Ave. Suite 1650, Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(512) 485-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

On April 14, 2014, Astrotech Corporation (the “Company”) issued a press release announcing that the Company’s 2014 Annual Meeting of Shareholders (the “Annual Meeting”) will be held on June 26, 2014. Shareholders of record at close of business on May 9, 2014 will be entitled to notice of and to vote at the Annual Meeting. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Because the Annual Meeting will be held more than 30 days after the date of the anniversary of the Company’s 2013 Annual Meeting of Shareholders, the deadline for any shareholder proposal or shareholder nomination under the rules of the Securities and Exchange Commission (the “SEC”) listed in the Company’s 2013 Proxy Statement on Schedule 14A, as filed with the SEC on March 26, 2013, is no longer applicable. Any such shareholder proposal or nomination, including any notice on Schedule 14N, intended to be considered for inclusion in the Company’s proxy materials for the Annual Meeting must be received by the Company on or before April 18, 2014 at the Company’s principal executive office, 401 Congress Ave., Suite 1650, Austin, Texas 78701, and directed to the attention of the Company’s Secretary. The Company currently intends to make the proxy materials for the Annual Meeting available beginning on or about May 23, 2014.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

99.1	Press Release of Astrotech Corporation, dated April 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTROTECH CORPORATION.

Date: April 14, 2014	By:	/s/ Thomas B. Pickens III
Thomas B. Pickens III
Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Press Release of Astrotech Corporation, dated April 14, 2014